For Immediate Release
August 16, 2013

Contact: Tony J. VunCannon
Senior Vice President, Chief Financial Officer, and Treasurer
Tony.Vuncannon@hometrustbanking.com
828-350-3049

HomeTrust Bancshares, Inc. Announces Date of Annual Meeting of Stockholders

Asheville, North Carolina HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI) announced today that the Company’s annual meeting of stockholders will be held at 10:00 a.m., local time, on November 25, 2013, at the Renaissance Hotel, located at 31 Woodfin Street, Asheville, North Carolina.

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank (the “Bank”), including its banking divisions – HomeTrust Bank, Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank.  With $1.58 billion in assets as of June 30, 2013, the community-oriented financial institution offers traditional financial services within its local communities through its 21 full service offices in Western North Carolina, including the Asheville metropolitan area, the “Piedmont” region of North Carolina, and Greenville, South Carolina. The Bank is the 12th largest bank headquartered in North Carolina.

Forward-Looking Statements

Statements in this press release that are not historical facts may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties that could cause actual results to differ materially from the results anticipated in such statements, including increased competitive pressures, changes in the interest rate environment, changes in general economic conditions and conditions within the securities markets, legislative and regulatory changes and other factors described from time to time in documents filed and furnished by the Company with the Securities and Exchange Commission.